EXHIBIT 16

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated (December 11, 2003), of (GVC Venture Corp.) and are in agreement with the statements contained in the first, third, fourth, fifth and sixth paragraphs on pages 1 and 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                /s/ Ernst & Young LLP
                                                    Ernst & Young LLP

December 12, 2003
New York, New York